Exhibit 99.3

January 2, 2002

Ms. Anne M. Mulcahy

Chairman and Chief Executive Officer

XEROX CORPORATION

800 Long Ridge Road

Stamford, Connecticut 06904 U.S.A

Re: Amendment No. 1 to 2001 Joint Enterprise Contract between FPF and XC

Dear Ms. Mulcahy:

We respectfully propose to you that Section 1.4 of the 2001 Joint Enterprise Contract made and entered into by XEROX CORPORATION and us dated March 30, 2001 be hereby amended in the following manner in accordance with the recent revisions of the Commercial Code of Japan.

•	By deleting Section 1.4 thereof in its entirely and substituting therefor the following sentence as new Section 1.4:

1.4. “Common Stock” means the outstanding common stock of FUJI XEROX.

•	The above change shall be incorporated as part of the 2001 Joint Enterprise Contract and, except as specifically provided herein, the 2001 Joint Enterprise Contract shall remain in full force and effect.

In confirmation of the above amendment, please countersign and return to us the enclosed counterparts of this Amendment No. 1, whereupon this Amendment No. 1 shall become effective in accordance with its terms as of January 2, 2002.

Very truly yours,

Fuji Photo Film Co., Ltd.

/s/ Minoru Ohnishi
Chairman and Chief Executive Officer

ACCEPTED AND AGREED:

This January 2, 2002

XEROX CORPORATION

By:	/s/ Anne M. Mulcahy
Anne M. Mulcahy
Chairman and Chief Executive Officer